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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          PREMIUM STANDARD FARMS, INC.

      Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), Premium Standard Farms, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

      FIRST: The present name of the Corporation is Premium Standard Farms, Inc. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was August 16, 1996, which Certificate was corrected pursuant to a Certificate of Correction filed with the Secretary of State of the State of Delaware on August 26, 1996, and amended pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware on May 2, 2005.

      SECOND: This amendment and restatement of the Corporation's Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the DGCL, and amends and replaces in its entirety the Certificate of Incorporation of the Corporation as heretofore amended or supplemented.

      THIRD: The text of the Certificate of Incorporation of the Corporation is amended and restated by this Amended and Restated Certificate of Incorporation to read in full as follows:

                                    ARTICLE I

                                      NAME

      The name of the corporation is Premium Standard Farms, Inc. (the "Corporation").

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                                   ARTICLE II

                                 ADDRESS; AGENT

      The address of the Corporation's registered office is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent; and its registered agent at such address is National Corporate Research, Ltd.

                                  ARTICLE III

                        NAME AND ADDRESS OF INCORPORATOR

      The name and mailing address of the incorporator are: James A. Heeter, c/o Sonnenschein Nath & Rosenthal, Twentieth Century Tower II, 4520 Main Street, 11th Floor, Kansas City, MO 64111.

                                   ARTICLE IV

                                    PURPOSES

      The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE V

                                NUMBER OF SHARES

      The total number of shares of all classes of stock that the Corporation shall have authority to issue is 110,000,000, consisting of the following classes of stock:

            (a) 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); and

            (b) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                                   ARTICLE VI

                     DESIGNATION OF CLASSES; RELATIVE RIGHTS

      6.1 Provisions Relating to All Classes of Capital Stock. No holder of shares of any class of capital stock of the Corporation or holder of any security or obligation convertible into shares of any class of capital stock of the Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of the Corporation of any class, whether now or hereafter authorized. All shares of any class of the capital stock shall be nonassessable.

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      6.2 Provisions Relating to Common Stock. Each share of the Common Stock is entitled to one vote per share on all matters to be voted upon by the Stockholders. There shall be no preferences, qualifications, limitations or restrictions whatsoever, nor any special or relative rights, in respect to the shares of Common Stock.

      6.3 Provisions Relating to Preferred Stock.

            6.3.1 Designation of Series of Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series with each such series being comprised of such number of shares and having such powers, preferences and rights and designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

            (a) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights (which voting rights may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Preferred Stock as a class, to elect one or more Directors of the Corporation or to have one or more votes per share on any or all matters as to which a Stockholder vote is required or permitted);

            (b) whether that series shall be subject to redemption and the time or times and prices for any such redemption;

            (c) whether that series shall be entitled to receive dividends (which may be cumulative or non-cumulative) and the rate or rates, conditions and times of any such dividends, and the preferences with respect to payment to, or in such relation to, the dividends payable on any other class or classes or series of stock;

            (d) whether that series shall have rights upon the voluntary or involuntary liquidation, winding up or dissolution of, or upon any distribution of the assets of, the Corporation;

            (e) whether that series shall be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the applicable price or prices or rates of exchange and adjustments thereto;

            (f) whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series and the amount or amounts thereof;

            (g) whether that series shall be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any Subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on,

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and the purchase, redemption or other acquisition by the Corporation or any
Subsidiary of, any outstanding shares of the Corporation; and

            (h) whether that series shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof;

all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other series or class or classes shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be reissued as a part of the series of which they were originally a part or as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series of shares of Preferred Stock.

            6.3.2 Amendments. Any amendments to the terms of the resolution or resolutions of the Board of Directors, or the Certificate of Designation relating thereto filed with the Secretary of State of the State of Delaware, pertaining to any series of the Preferred Stock of which shares are outstanding, shall require only (a) that the Board of Directors adopt a resolution setting forth the amendment proposed, declaring its advisability, and either call a special meeting of the holders of the outstanding shares of such series of Preferred Stock for consideration of such amendment or directing that the amendment proposed be considered at the next Annual Meeting of Stockholders by the holders of the outstanding shares of such series of Preferred Stock, and (b) that the holders of a majority (or such greater number as may be required by such resolution or resolutions pertaining to such series) of the outstanding shares of such series of Preferred Stock have voted in favor of the amendment. Except for the holders of the outstanding shares of a series of Preferred Stock the terms of which are being amended, no holder of shares of the Common Stock and no holder of shares of any other series of Preferred Stock shall be entitled to vote upon such amendment unless the rights of such holders would be adversely affected by such amendment or such vote shall otherwise be required by law or the resolution or resolutions of the Board of Directors providing for the issuance of such other series of Preferred Stock.

      6.4 Liquidation. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full preferential amount to which they shall be entitled, if any, pursuant to the resolution or resolutions providing for the issue of such series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, subject to the rights, if any, of the holders of shares of any series of Preferred Stock to participate therein pursuant to the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock, to share, ratably according

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to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its Stockholders.

      6.5 Dividends. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issue of such series of shares of Preferred Stock, dividends on outstanding shares of Preferred Stock, if any, shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on Common Stock with respect to the same dividend period.

      6.6 Issues. Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the capital stock of the Corporation, regardless of class or series, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

                                  ARTICLE VII

                               BOARD OF DIRECTORS

      7.1 Number, Election, Terms of Office, Removal, Vacancies and Classes of the Board of Directors.

            (a) The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors. The number of Directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws.

            (b) A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in this Certificate of Incorporation or the Bylaws, the vote of a majority of the Directors present at a meeting at which a quorum is then present shall be the act of the Board of Directors. As used in this Certificate of Incorporation, the term "whole Board of Directors" is hereby exclusively defined to mean the total number of Directors which the Corporation would have if there were no vacancies.

            (c) The members of the Board of Directors other than those who may be elected by the holders of any Preferred Stock, or any series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class
III), as nearly equal in number as the then total number of Directors constituting the whole Board of Directors permits, with the terms of office of one class expiring each year. The initial Class I Directors are Paul J. Fribourg, Dean A. Mefford, and John M. Meyer and will hold office until the annual meeting of Stockholders of the Corporation in 2006 and until their respective successors shall have been duly elected and qualified or until their respective earlier resignation or removal. The initial Class II Directors are Michael J. Zimmerman, Ronald E. Justice, and Maurice L. McGill and will hold office until the annual meeting of Stockholders of the Corporation in 2007 and until their respective successors shall have been duly elected and qualified or until their respective earlier resignation or removal. The initial Class III Directors are Vart K. Adjemian and William R. Patterson and will hold office until the annual meeting of Stockholders of the Corporation in 2008 and until

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their respective successors shall have been duly elected and qualified or until their respective earlier resignation or removal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of Stockholders, unless otherwise specified in the certificate of designation relating to such Preferred Stock. Subject to the foregoing, at each annual meeting of Stockholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of Stockholders and until their respective successors shall be duly elected and qualified or until their respective earlier resignation or removal.

            (d) Except for directorships created pursuant to Section 6.3.1(a) hereof relating to the rights of holders of any series of Preferred Stock, and except for vacancies in such directorships, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of Directors, may be filled by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their respective successors are duly elected and qualified or until their earlier resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.

            (e) Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any Director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause by the affirmative vote of the holders of a majority of the shares of stock entitled to vote. For the purposes of this Section 7.1(e), if the next succeeding sentence is operative, then the outstanding shares of each series of Preferred Stock having the right, voting separately as one or more classes to elect one or more Directors of the Corporation shall not be considered "Voting Stock" for purposes of this Section 7.1(e). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the provisions of this Section 7.1(e) shall not apply with respect to the Director or Directors elected by such holders of Preferred Stock.

            (f) As used in this Certificate of Incorporation, the term "for cause" is hereby exclusively defined and limited to mean conviction of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal, or an adjudication by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the Director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

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            (g) Except as may be otherwise specifically provided in this Section
7.1, the term of office and voting power of each Director of the Corporation shall not be greater than nor less than that of any other Director or class of Directors of the Corporation.

      7.2 No Requirement for Written Ballot. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

                               DIRECTOR LIABILITY

      No Director of the Corporation shall be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its Stockholders, (b) for acts or omissions not in good faith or which involve fraud or intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the Director derived any improper personal benefits. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the Stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation in respect of any action or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1 Indemnity Undertaking. To the extent not prohibited by law, the Corporation shall indemnify and hold harmless any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director, officer or employee of the Corporation, or at the request of the Corporation, is or was serving as a director, officer or employee of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an ("Other Entity"), against any and all liability and loss, including for any other Person, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses reasonably incurred (including attorneys' fees and

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disbursements). Persons who are not Directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this
Article IX. The Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person, including a counterclaim or crossclaim, unless the Proceeding was authorized by the Board of Directors. For purposes of this Article IX, any reference to "other enterprise" shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities.

      9.2 Reimbursement. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if permitted by the Delaware General Corporation Law, such expenses incurred by or on behalf of any Director, officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

      9.3 Other Indemnification Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the Bylaws of the Corporation, any agreement, any vote of Stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      9.4 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

      9.5 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to

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indemnify such person against such liability under the provisions of this
Article IX, the Bylaws or under the Delaware General Corporation Law or any other provision of law.

      9.6 Coverage. No repeal or modification of this Article IX shall adversely affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      9.7 Enforcement. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IX shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

      9.8 Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity (i) another corporation of which a majority of the shares entitled to vote in the election of its Directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

                                   ARTICLE X

            RESTRICTIONS ON OWNERSHIP OF SHARES BY NON-U.S. CITIZENS

      10.1 Requests for Information. So long as the Corporation or any of its Subsidiaries is subject to the Foreign Ownership Limitations, if the Corporation has reason to believe that the ownership, or proposed ownership, of Shares of capital stock of the Corporation by any Stockholder or any Person presenting any Shares of capital stock of the Corporation for transfer into the name of such Person (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of the Foreign Ownership Limitations, such Stockholder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, Shares of the Corporation by such Stockholder or

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Proposed Transferee is inconsistent with, or in violation of, the Foreign
Ownership Limitations.

      10.2 Restrictions on Ownership. So long as the Corporation or any of its Subsidiaries is subject to the Foreign Ownership Limitations, no Proposed Transferee who acquires Shares of capital stock of the Corporation and whose ownership of such Shares would cause the Corporation to become a Foreign Business shall at any time acquire or own, beneficially or of record, any such Shares. Without limiting the foregoing, and as a protective measure intended to ensure that the Corporation does not become a Foreign Business, no Person who is
(i) an Alien or (ii) a Foreign Business shall at any time directly or indirectly acquire or own in the aggregate more than 10% of the outstanding shares of any class of capital stock without the prior written approval of the Corporation.

      10.3 Restrictions on Shares. If any Person acquires or owns Shares in violation of Section 10.2, such Person shall forthwith dispose of such number of Shares as will reduce such Person's ownership of Shares to 10% or less of the outstanding Shares or such lesser percentage as is required for the Corporation not to be deemed a Foreign Business, as determined in good faith by the Board of Directors. Such disposition shall be consummated within 30 calendar days (or such earlier date as the Corporation determines) of the date that the Corporation notifies such Person that such Person is in violation of Section
10.2. If such Shares are not disposed of within such period, (i) the Corporation shall not be required or permitted to pay any distribution with respect to such Shares held by such Person, and (ii) such Person shall not be entitled to vote on any matter, or otherwise participate in the management of the Corporation, with respect to any Shares owned by it. In addition, the Corporation may, by action of the Board of Directors, at any time and in its sole discretion, redeem such Shares to the extent necessary for the Corporation not to be a Foreign Business or for such Person's ownership of Shares of any class of capital stock to be no more than 10% of the total outstanding Shares of such class or classes of capital stock. The terms and conditions of such redemption shall be as follows:

            (a) the redemption price of the shares to be redeemed pursuant to this Section 10.3 shall be equal to the Fair Market Value of such shares on the Redemption Date;

            (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

            (c) if less than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

            (d) at least 30 calendar days' advance written notice of the Redemption Date shall be given to the record holders of the shares selected to be

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redeemed (unless either waived in writing by any such holder or applicable law requires a shorter period, in which case such shorter period shall apply), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; and

            (e) from and after the Redemption Date, any and all rights of the holders of shares selected for redemption (including without limitation any rights to vote or receive dividends), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption.

      10.4 Legend. In accordance with Section 202 of the Delaware General Corporation Law, the restrictions on ownership and transfer contained in this
Article X shall be noted conspicuously on each certificate representing a share of Common Stock.

                                   ARTICLE XI

                                    MEETINGS

      Meetings of Stockholders may be held at such place or places within or without the State of Delaware as the Bylaws of the Corporation may provide.

                                  ARTICLE XII

                                     BYLAWS

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby authorized to make, alter or repeal the Bylaws of the Corporation.

                                  ARTICLE XIII

                                   AMENDMENTS

      The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the Delaware General Corporation Law; provided that any such amendment, alteration or repeal is approved by the holders of a majority of the shares of issued and outstanding Common Stock voting together as a single class; provided, further, that any amendment to Section 7.1 shall have been approved by a Supermajority Vote. All rights at any time conferred upon the Stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article XIII.

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

                                   ARTICLE XIV

                                  MISCELLANEOUS

      14.1 Election to be Governed by Provision Regarding Business Combination with Interested Stockholders. This Corporation elects to be governed by Section 203 of the Delaware General Corporation Law, provided that this election shall not apply to restrict a "business combination" (as defined in such Section 203) between the Corporation and an "interested stockholder" (as defined in such Section 203) of the Corporation if the "interested stockholder" became such prior to the effective date of the amendment to the Corporation's Certificate of Incorporation first including this Section 14.1.

      14.2 Cumulative Voting Denied. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issue of a series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

      14.3 Shareholder Action Without Meetings Denied. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issue of a series of shares of Preferred Stock, and then only with respect to such series of Preferred Stock, no action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any such action, is specifically denied.

      14.4 Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any Stockholder at such Stockholder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such Stockholder).

                                   ARTICLE XV

                                    DURATION

      The duration of the Corporation is to be perpetual.

                                  ARTICLE XVI

                                   DEFINITIONS

      Capitalized terms used herein, but otherwise defined herein, shall have the following meanings:

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

      16.1 "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition "control," when used with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have means correlative to the foregoing.

      16.2 "Alien" has the meaning ascribed thereto in Missouri Revised Statutes
Section 442.566.

      16.3 "Board of Directors" means the Board of Directors of the Corporation as constituted from time to time.

      16.4 "Bylaws" means the Bylaws of the Corporation, as amended from time to time.

      16.5 "Certificate of Incorporation" means the certificate of incorporation of the Corporation, as amended from time to time.

      16.6 "Common Stock" has the meaning ascribed thereto in Article V.

      16.7 "Directors" means the directors of the Corporation.

      16.8 "Disqualified Holder" means any Person whose holding of Shares of the Corporation, either individually or when taken together with the holding of Shares of stock of the Corporation by any other Persons, may be, in the judgment of the Board of Directors, inconsistent with, or in violation of, any provision of the Foreign Ownership Limitations.

      16.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      16.10 "Fair Market Value" means, with respect to any Shares, (i) the average closing sale price during the 20 trading days immediately preceding the date in question of a share of such capital stock on the principal national securities exchange registered under the Exchange Act on which such stock is listed or admitted to trading or, if such stock is not listed on any such exchange, the average closing sale price of a share of such capital stock during the 20 trading days immediately preceding the date in question on the NMS or if not quoted on NMS, the average of the bid and asked price per share on NASDAQ or, (ii) if no such quotations are available, the fair market value on the date in question of a share of such capital stock as determined in good faith by the Board of Directors.

      16.11 "Foreign Business" means a foreign business as defined under Missouri Revised Statutes Section 442.566.

      16.12 "Foreign Ownership Limitations" means the statutory limitations applicable to the Corporation prohibiting it, due to the business currently conducted by the Corporation in the State of Missouri, from being deemed a Foreign Business under

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

Missouri Revised Statutes Sections 442.560 to 442.592, as amended from time to time, and any regulations thereunder.

      16.13 "NASDAQ" means the Nasdaq Stock Market.

      16.14 "NMS" means the National Market System of the NASDAQ.

      16.15 "Other Entity" has the meaning ascribed thereto in Section 9.1.

      16.16 "Person" means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited partnership or any other legal entity.

      16.17 "Preferred Stock" has the meaning ascribed thereto in Article V.

      16.18 "Proceeding" has the meaning ascribed thereto in Section 9.1.

      16.19 "Proposed Transferee" has the meaning ascribed thereto in Section 10.1.

      16.20 "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of Common Stock of the Corporation pursuant to Section 10.3.

      16.21 "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its Subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm that provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to
Section 10.3(d), at least equal to the price required to be paid pursuant to
Section 10.3(a) (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

      16.22 "Shares" means (a) all classes of stock designated in the Certificate of Incorporation as the Common Stock or Preferred Stock, and (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock or Preferred Stock.

      16.23 "Stockholder" means the holder of record of any of the outstanding capital stock of the Corporation.

      16.24 "Subsidiary" means any corporation or other business entity directly or indirectly controlled by the Corporation.

      16.25 "Supermajority Vote" means the affirmative vote of the holders of [two-thirds (2/3rd)] or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class. For purposes of this definition of

Supermajority Vote, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article VI of this Certificate of Incorporation.

      16.26 "Total Voting Power" means the aggregate of all votes of all outstanding shares of Voting Stock.

      16.27 "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote in the election of any Director or the entire Board of Directors.

            IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by __________, its ________, and attested by its Secretary this ______ day of __________, 2005. I have executed, signed and acknowledged this Amended and Restated Certificate of Incorporation this _____ day of ________________, 2005.

                                            PREMIUM STANDARD FARMS, INC.

                                            By:_________________________________
                                                 Name:
                                                 Title:

ATTEST:

______________________
Name:
Title:

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